UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2004 (October 20, 2004)

NATURAL GAS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-27862	80-0028196
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

820 Gessner, Suite 1340, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 935-0122

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities.

Item 9.01 Financial Statements and Exhibits

Signatures

Item 1.01. Entry into a Material Definitive Agreement

Seaside Share Exchange

On October 20, 2004, Natural Gas Systems, Inc. (“NGS”) entered into a Stock Purchase Agreement (the “Seaside Agreement”) with Seaside Investments PLC, a corporation organized under the laws of England and Wales (“Seaside”).  The Seaside Agreement provides for the issuance by NGS to Seaside of 1,000,000 shares of NGS common stock (“NGS Common Stock”) in exchange for up to 1,484,031 ordinary shares of Seaside (“Seaside Ordinary Shares”).  The Seaside Agreement and related Escrow Agreement provide for the shares of NGS Common Stock and the Seaside Ordinary Shares to be placed in escrow pending the satisfaction of certain closing conditions, including the admission of the Seaside Ordinary Shares for listing on the London Stock Exchange (the “Seaside Listing”).  In addition, the Seaside Agreement provides that 30% of the Seaside Ordinary Shares will remain in escrow for one year following the closing and will be subject to return to Seaside in the event that the market price of the NGS Common Stock as of the one year anniversary of the closing is less than $2.695.  In the event the market price decreases by 30% or more, all of such shares shall be returned to Seaside; in the event the price declines by less than 30%, a proportionate number of shares shall be returned.  In the event the Seaside Listing is not obtained by October 30, 2004, NGS will have the option to terminate the Seaside Agreement, in which case the Seaside Ordinary Shares and the shares of NGS Common Stock will be returned to Seaside and NGS, respectively.

Pursuant to a registration rights agreement entered into in connection with this transaction, NGS has agreed to grant to Seaside certain registration rights, including the obligation by NGS to file and have declared effective with the Securities and Exchange Commission within one year of the closing a registration statement covering the shares of NGS Common Stock to be acquired by Seaside.

A commission of 50,000 shares of NGS Common Stock, and 74,193 Seaside Ordinary Shares is payable to Hunter Wise Financial Group, LLC, and/or Hunter Wise Securities, LLC, for advisory services rendered in this transaction.  In addition, a commission of 50,000 shares of NGS Common Stock is payable to a finder for his services in connection with this transaction.

In connection with the issuance of shares of NGS Common Stock in this transaction, NGS will rely on certain exemptions from registration provided by Regulation S of the Securities Act of 1933, as amended.

Private Placement

NGS has entered into certain agreements in connection with a private placement of securities described below in Item 3.02 of this Current Report on Form 8-K, all of which information is incorporated by reference into this Item 1.01

Item 3.02. Unregistered Sales of Equity Securities.

In October 2004, NGS sold 126,900 Units, each Unit being comprised of one share of common stock of NGS (“Common Stock”) and warrants to acquire up to one-third of a share  of Common Stock at an exercise price of $0.01 per share (“Warrants”). The Units were sold in private transactions pursuant to Subscription Agreements to a total of eight accredited investors.  The consideration paid for the Units was $2.00 per Unit, resulting in aggregate gross proceeds to NGS of $253,800.  All of the Warrants were immediately exercised, resulting in the issuance by NGS of an additional 42,300 shares of Common Stock for total additional consideration to NGS of $423.00.

Pursuant to a registration rights agreement entered into in connection with these transactions, NGS has granted to the investors certain registration rights, including an unlimited number of piggyback registration rights that require NGS to register sales of an investor’s shares when NGS undertakes a public offering and certain other types of offerings, subject to customary limitations.

A commission of $16,131 was paid to Chadbourn Securities, Inc., an NASD broker dealer, and Laird Q. Cagan, Chairman of Board of NGS and a registered representative of Chadbourn Securities, Inc. (collectively, the “Placement Agent”) in connection with this private placement.  As addition consideration, the Placement Agent was issued seven-year warrants to purchase up to 10,736 shares of common stock of NGS at an exercise price of $1.50 per share.  A fee of $5,258 was also paid to an individual for his services as a finder in connection with the private placement.

NGS issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Subscription Agreement

10.2	Registration Rights Agreement

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement

10.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SYSTEMS, INC.

Date: October 26, 2004	By:	/s/ Robert Herlin
Robert Herlin, Chief Executive Officer